1 Ingredion Incorporated Stock Incentive Plan Global Performance Share Agreement Pursuant to this Global Performance Share Agreement (this “Award Agreement”) and its accompanying Notice of Grant of Performance Shares (the “Grant Notice”), Ingredion Incorporated (the “Company”) has granted the Participant an award of Performance Shares (this “Award”) under the Ingredion Incorporated Stock Incentive Plan (as may be amended from time to time, the “Plan”). Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan, the Grant Notice or in this Award Agreement, as applicable. If there is any inconsistency between the terms of the Grant Notice, this Award Agreement and the terms of the Plan, except as otherwise expressly provided in the Plan, the Plan’s terms shall supersede and replace the conflicting terms of the Grant Notice and this Award Agreement (other than the specific provisions in Part B of the Addendum to this Award Agreement, which shall have effect where they conflict with the Plan’s terms). The Grant Notice and this Award Agreement (including the Addendum to this Award Agreement) collectively constitute the “Agreement” under the Plan that shall relate to this Award. The Agreement and the Plan together govern the Participant’s rights under this Award and the Plan and set forth all of the conditions and limitations affecting such rights. 1. Award Determination. Subject to the provisions of the Agreement and the provisions of the Plan, and as further described in the Grant Notice: (a) The Company hereby grants to the Participant the number of Performance Shares (“PSUs”), set forth in the Grant Notice (“Target Award”), each of which will have a value equivalent to one share of the Company’s Common Stock (a “Share”); (b) The number of PSUs the Participant is eligible to earn shall be based on the attainment of the Performance Goals at the end of the Performance Period, as determined and certified in writing by the People, Culture and Compensation Committee (“Committee”) of the Board of Directors of the Company (“Board”); and (c) This Award represents the right to receive in the future (i) a number of whole Shares equal to the number of PSUs earned at the end of the Performance Period, or (ii) a cash payment equal to the product of the number of PSUs earned at the end of the Performance Period and the Fair Market Value of one Share on such vesting date or (ii) a combination of the foregoing. 2. Termination Provisions. Except as provided below (including, as applicable, Section 10(a) hereof), the Participant (or their legal representative) shall be eligible for payment with respect to the number of PSUs earned at the end of the Performance Period, as determined pursuant to the Grant Notice, only if the Participant’s employment with or service to the Company or any of its Subsidiaries or affiliates (as applicable, the “Company Group”) continues through the end of the Performance Period. If the Participant’s employment with or service to the Company Group terminates prior to the end of the Performance Period due to the Participant’s retirement on or after (i) age sixty-five (65), (ii) age sixty- two (62) with a minimum of five (5) years of continuous employment with or service to the Company Group or (iii) age fifty-five (55) with a minimum of ten (10) years of continuous employment with or service to the Company Group (in the case of each termination described in (i), (ii) or (iii), a “Retirement”), then, subject to the Committee’s approval, a pro-rated payment (based on the number of days of the Participant’s continued employment during the Performance Period divided by the total days in the Performance Period) will be payable at the end of the Performance Period of such portion of this Award which would have been paid to the Participant (or his or her legal representative) for such Performance Period, based on the attainment of actual performance results. Notwithstanding the foregoing, the Participant will not be deemed to have terminated his or her employment due to Retirement

2 unless the following process has been followed: (i) for all Participants other than the Company’s Chief Human Resources Officer (the “CHRO”), the Participant provides the CHRO (or designee) with at least six (6) months advance notice of the Participant’s intent to terminate their employment due to Retirement; or (ii) if the Participant is the CHRO, the Participant provides the Chief Executive Officer (or designee) with at least six (6) months advance notice of the Participant’s intent to terminate his or her employment due to Retirement. In the event (i) the Participant’s employment with the Company Group is terminated due to death or (ii) the Company Group terminates the Participant’s employment as a result of the Participant’s disability (meaning permanent and total disability as determined under the procedures established by the Company Group for purposes of its Long Term Disability Plan), in either case, prior to the end of the Performance Period, then a pro-rated payment of the Target Award (based on the number of days of the Participant’s continued employment during the Performance Period divided by the total days in the Performance Period) will be payable within sixty (60) days after such termination, without regard to any attainment of actual performance results. If the Participant’s employment with or service to the Company Group terminates prior to the end of the Performance Period under any other circumstances, then this Award shall, except as otherwise authorized by the Committee pursuant to the following paragraph, be forfeited to and cancelled by the Company. Notwithstanding the foregoing, the Committee, in its sole discretion and taking into consideration the performance of the Participant and the performance of the Company during the Performance Period, may authorize a payment to the Participant (or his or her legal representative) at the end of the Performance Period in excess of what would otherwise be payable pursuant to the preceding paragraphs, as applicable. 3. Dividend Equivalent Rights. The Participant shall not have the right to vote any of the Shares underlying the PSUs or to receive dividends on them prior to the date such Shares are issued to the Participant pursuant to the terms of the Agreement. During the Performance Period, the Participant (or his or her legal representative) shall be entitled to earn dividend equivalents related to the PSUs equal in amount to the dividends declared, prior to the settlement of the PSUs, on the Shares underlying the PSUs. Dividend equivalent amounts shall be payable with respect to the number of PSUs that are earned pursuant to the terms of the Agreement and shall be paid or distributed in cash at the same time the Shares or Other Share Equivalents (as defined below) underlying vested PSUs are distributed to the Participant in accordance with the Agreement. 4. Form and Timing of Payment of PSUs. (a) Except as provided in Section 2, payment of this Award shall be made to the Participant (or their legal representative) no later than two and one-half (2.5) months after the end of the Performance Period. Payment of this Award shall be made subject to the following: (i) The Participant shall have no rights with respect to any Shares or any dividend equivalent rights that relate to this Award until such Shares or Other Share Equivalents shall be issued or paid, as applicable, if at all, to the Participant. (ii) If the Committee determines, in its sole discretion, that the Participant at any time has willfully engaged in any activity that the Committee, in its sole discretion, determines was or is harmful to the Company, any unpaid portion of this Award will be forfeited by the Participant. (b) Except as otherwise provided in the following sentence, PSUs awarded, if any, will be settled only in Shares. Notwithstanding the foregoing, if the Participant is a resident or employed outside of the United States, the Company may, in its sole discretion, settle this Award in the form of a

3 cash payment equal in the value of the Shares that would otherwise be payable hereunder (“Other Share Equivalents”), to the extent settlement in Shares: (i) is prohibited under local law; (ii) would require the Participant, the Company and/or its Subsidiaries or affiliates to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (or country of employment, if different); (iii) would result in adverse tax consequences for the Participant or the Company; or (iv) is administratively burdensome. Alternatively, the Company may, in its sole discretion, settle the PSUs in Shares but require the Participant to sell such Shares immediately or within a specified period following the Participant’s termination of employment (in which case, the Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf). (c) Subject to the terms of the Ingredion Incorporated Supplemental Executive Retirement Plan, the Participant may defer receipt of all or any portion of the PSUs awarded hereunder, upon such terms and conditions stated in the deferral election form prescribed by the Company, by filing such written election with the CHRO no later than six (6) months prior to the termination of the Performance Period, provided such election is made in a manner which complies with the requirements of Section 409A of the Internal Revenue Code (“Section 409A of the Code”) and/or other applicable laws. Deferrals may only be made into the Ingredion Incorporated phantom unit investment option under the Ingredion Incorporated Supplemental Executive Retirement Plan or a successor to that investment option. 5. Non-transferability. Neither the PSUs nor any rights thereunder (including dividend equivalent rights described in Section 3 above) may be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement. 6. Income Tax and Social Insurance Contribution Withholding. Prior to the issuance or delivery of any Shares, the Company or the Subsidiary or affiliate that employs the Participant (the “Employer”) (if applicable) shall have the right to require the Participant to pay any U.S. Federal, state, local or other taxes (including non-U.S. taxes, social insurance, payroll tax, payment on account or other tax-related withholding) (“Tax-Related Items”) which may be required to be withheld or paid in connection with the PSUs. Such obligation shall be satisfied either: (a) In the case of payment of Other Share Equivalents and dividend equivalents pursuant to this Award, by the Company or Employer withholding an amount of cash which would otherwise be payable to the Participant, in the amount necessary to satisfy any such obligation; (b) In the case of payment of Shares pursuant to this Award, by the Company by withholding whole Shares which would otherwise be delivered to the Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the PSUs (the “Tax Date”), or by the Company or Employer withholding an amount of cash which would otherwise be payable to the Participant, in the amount necessary to satisfy any such obligation; or (c) In the case of payment of Shares pursuant to this Award, by the Participant by any of the following means: (i) a cash payment to the Company or the Employer in the amount necessary to satisfy any such obligation, (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iii) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to the Participant, equal to the amount necessary to satisfy any such obligation, or (iv) any combination of (i), (ii) and (iii).

4 Regardless of any action the Company or the Employer (if applicable) takes with respect to any or all Tax-Related Items, the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax- Related Items in connection with any aspect of the PSUs or the Shares issued as a result of the settlement of the PSUs, and (ii) do not commit to structure the terms of this Award (or any aspect of the PSUs) to reduce or eliminate the Participant’s liability for Tax-Related Items. 7. Participant Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use, disclosure, processing and transfer, in electronic or other form, of the Participant’s Personal Data (as defined below) as described in this document by and among, as applicable, the Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company (and/or the Employer, if applicable) holds certain information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, driver’s license information, nationality, C.V. (or resume), wage history, employment references, social insurance number, resident registration number or other identification number, salary, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax-related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the company, details of all options or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding for purpose of managing and administering the Plan (“Personal Data”). The Participant understands that we may share Participant’s Personal Data with any third parties assisting in the implementation, administration and management of the Plan including, but not limited to, the affiliates of the Company and/or its third-party stock plan administrator, or any successor. These third- party recipients may be located in the Participant’s country or elsewhere, and the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Global Total Rewards team. We may also share the Participant’s Personal Data as required or permitted by law to comply with a subpoena or similar legal process or government request, or when we believe in good faith that disclosure is legally required or otherwise necessary to protect our rights and property or the rights, property or safety of others, including to law enforcement agencies, and judicial and regulatory authorities. We may also share Participant’s Personal Data with third parties to help detect and protect against fraud or data security vulnerabilities. And we may transfer Participant’s Personal Data to a third party in the event of a sale, merger, reorganization of our entity or other restructuring. The Participant authorizes the recipients of the Participant’s Personal Data to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired. The Participant understands that Personal Data will be held as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, by contacting in writing the Global Total Rewards team.

5 The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Global Total Rewards team. Finally, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of implementing, administering and maintaining the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that he or she will be unable to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer. 8. Administration. The Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. 9. Clawback Policy. The Agreement and the PSUs are subject to the Company’s Policy on Recoupment of Incentive Compensation and any similar policy or policies that have been or may be adopted by the Company. 10. Miscellaneous. (a) Change in Control. Notwithstanding the effect that Section 5.8(a)(1) of the Plan would otherwise have, unless otherwise determined by the Board or as otherwise required under Section 409A of the Code, in the event of a Change in Control pursuant to Section 5.8(b)(3) or (4) of the Plan in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act (and, for the avoidance of doubt, not in the event of a Change in Control to which Section 5.8(a)(2) of the Plan applies): (i) The Performance Period will be deemed to have lapsed, the Performance Goals shall be deemed satisfied at the target level, the PSUs will be considered earned and the Target Award amount will be paid out in accordance with the Plan as a result of such Change in Control upon the earliest to occur of (A) the last day of the Performance Period, subject to the Participant’s continued employment or service through such date, (B) the termination of the Participant’s employment by the Company Group without Cause (as defined below) within two (2) years following such Change in Control (the “Protection Period”), and (C) the termination of the Participant’s employment with the Company Group due to the Participant’s resignation for Good Reason (as defined below) within the Protection Period. Such deemed earned PSUs shall be paid out as soon as administratively practicable following the last day of the Performance Period or the Participant’s termination of employment following such Change in Control (but in no event later than thirty (30) days thereafter); and (ii) There shall be substituted for each Share relating to the PSUs the number, type and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. For purposes of the foregoing, “Cause” shall mean: (i) The Participant’s willful engagement in conduct which involves dishonesty or moral turpitude which either (A) results in the Participant’s substantial personal enrichment at the expense of the Company Group or (B) is demonstrably and materially injurious to the

6 financial condition or reputation of the Company Group or (C) is a material violation of the Company’s Code of Conduct; (ii) The Participant’s willful violation of any provision of Section 11 of this Agreement, as well as the Employee Confidentiality and Intellectual Property Assignment Agreement, and Employee Restrictive Covenant Agreement, entered into between the Company Group and the Participant, all of which remain in full effect and survive to afford the Company Group the greatest protection allowed by law; (iii) The commission by the Participant of a felony; or (iv) The Participant’s failure or refusal to perform the duties or responsibilities of their position or as otherwise assigned within ten (10) days written notice. An act or omission shall be deemed “willful” only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company Group. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a written notice of termination from the Committee after reasonable notice to the Participant and an opportunity for the Participant, together with their counsel, to be heard before the Committee (or designee), finding that, in the good faith opinion of such Committee (or designee), the Participant was guilty of conduct set forth above in clauses (i), (ii), or (iv) of the definition of “Cause” above and specifying the particulars in detail. For purposes of the foregoing, “Good Reason” shall mean the occurrence of any one or more of the following events without the Participant’s consent: (i) A material reduction in the Participant’s base salary, unless reduction is applied uniformly to all Section 16 Officers; (ii) A change in the geographic location where the Participant must perform services of more than a fifty (50) mile radius from the Participant’s designated office location, and that also substantially increases the Participant’s commute time to such new geographic location from the Participant’s residence, unless location change is applied uniformly to all similarly situated Section 16 Officers; or (iii) A material reduction in the Participant’s duties or responsibilities, excluding any change in title, position or reporting relationship. Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (A) the Participant provides the Committee (or designee) with written notice setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within ninety (90) days after the date on which the Participant becomes aware, or reasonably should have become aware, of the initial occurrence of any event that constitutes Good Reason, (B) the Company Group fails to cure such acts or omissions within thirty (30) days following the Committee’s (or designee) receipt of such notice, and (C) the Participant terminates his or her employment within thirty (30)-days after the end of such cure period. For the avoidance of doubt, the Participant’s termination of employment shall be for Good Reason, if the Participant has satisfied the Good Reason Conditions, notwithstanding that the

7 Participant may have other reasons for terminating employment, including an offer of employment by another employer that the Participant desires to accept. (b) Continuation of Employment. The Agreement shall not give the Participant any right to continuation of employment by the Company, its affiliates, and/or its Subsidiaries, nor shall the Agreement interfere in any way with the Company Group’s right to terminate the Participant’s employment at any time, except to the extent expressly provided otherwise in a written agreement between Participant and the Company Group or prohibited by law. The Participant or any person claiming under or through the Participant shall not have any right or interest in the Plan or any Award thereunder, unless and until all terms, conditions and provisions of the Plan that affect the Participant have been complied with as specified herein. (c) Nature of this Award. In accepting this Award, the Participant acknowledges that: (i) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time, as provided in the Plan and the Agreement; (ii) the grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Participant’s participation in the Plan is voluntary; (v) the PSUs and any Shares with respect to the PSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (vi) the grant of PSUs is provided for future services to the Company and its affiliates and is not under any circumstances to be considered compensation for past services; (vii) in the event that the Participant is an employee of an affiliate or Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company or an employment contract with the affiliate or Subsidiary that is the Participant’s employer; (viii) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (ix) no claim or entitlement to compensation or damages arises from forfeiture or termination of the PSUs or diminution in value of the PSUs or the Shares, and the Participant irrevocably releases the Company, its affiliates and/or its Subsidiaries from any such claim that may arise; (x) in the event of involuntary termination of the Participant’s employment, the Participant’s right to receive PSUs and/or Shares under the Plan, if any, will terminate in accordance with the terms of the Plan and will not be extended by any notice period mandated under local law; furthermore, the Participant’s right to earn the PSUs after such termination of employment, if any, will be measured by the date of termination of the Participant’s active employment and will not be extended by any notice period mandated under local law; and (xi) if the Participant is a resident or employed outside the United States, neither the Company nor any of its Subsidiaries or affiliates shall be liable for any change in the value of the PSUs, the amount realized upon settlement of the PSUs or the amount realized upon a subsequent sale of any Shares, resulting from any fluctuation of the United States Dollar/local currency exchange rate. (d) Application of the Law. The granting of PSUs under the Plan, and the issuance or delivery of any certificate or certificates for Shares upon the vesting of such PSUs shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. (f) Compliance with Section 409A of the Code. It is intended that the Agreement and the Plan be exempt from or compliant with the provisions of Section 409A of the Code to the maximum extent permissible under law. To the extent Section 409A of the Code applies to the Agreement and the Plan, it is intended that the Agreement and the Plan comply with the provisions of Section 409A of the Code. The Agreement and the Plan shall be administered and interpreted in a manner consistent with this intent. In the event that the Agreement or the Plan does not comply with

8 Section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of the Agreement or the Plan (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the Participant’s consent) to avoid excise taxes and other penalties under Section 409A of the Code, to the extent possible. Notwithstanding the foregoing, no particular tax result for the Participant with respect to any income recognized by the Participant in connection with the Agreement is guaranteed, and the Participant solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Participant under Section 409A of the Code in connection with the Agreement. To the extent any amounts under the Agreement are payable by reference to the Participant’s “termination of employment,” such term shall be deemed to refer to the Participant’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if the Participant is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Participant’s separation from service, then to the extent any amount payable under the Agreement (a) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (b) is payable upon the Participant’s separation from service, and (c) under the terms of the Agreement would be payable prior to the six (6)-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (i) the six (6)-month anniversary of the Participant’s separation from service or (ii) the date of the Participant’s death. (g) Right to Amend or Terminate Agreement. With the approval of the Board, the Committee may terminate, amend, or modify the Agreement; provided, however, that no such termination, amendment, or modification of the Agreement may in any way adversely affect the Participant’s rights under the Agreement without the Participant’s written consent. (h) Governing Law. To the extent not preempted by U.S. federal law, the Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. Any disputes regarding the Agreement may be brought in the state or federal courts of the State of Delaware. (i) Severability. The invalidity or unenforceability of any provision of the Plan or the Agreement will not affect the validity or enforceability of any other provision of the Plan or the Agreement, and each provision of the Plan and the Agreement will be severable and enforceable to the extent permitted by law. (j) Waiver. The Participant understands that the waiver by the Company with respect to the Participant’s compliance with any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach of such party of a provision of the Agreement. (k) Not a Public Offering in Non-U.S. Jurisdictions. If the Participant is a resident or employed outside of the United States, neither the grant of the PSUs under the Plan nor the issuance of the underlying Shares is intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States unless otherwise required under local law. No employee of the Company is permitted to advise the Participant on whether he or she should accept a grant of PSUs under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of PSUs. Before deciding to accept the grant of PSUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the PSUs and the Plan, and the Participant should consult with his or her personal legal,

9 tax and financial advisors for professional advice in relation to the Participant’s personal circumstances. (l) Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws that may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares during such times the Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any restrictions and the Participant is advised to speak to his or her personal advisor on this matter. (m) Compliance with Local Law. If the Participant is a resident or employed outside of the United States, as a condition to the grant of this Award, the Participant agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Company and the Company’s Subsidiaries and affiliates, as may be required to allow the Company and the Company’s Subsidiaries and affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). (n) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. (o) English Language. If the Participant is a resident and/or employed outside of the United States, the Participant acknowledges and agrees that it is the Participant’s express intent that the Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the PSUs, be drawn up in English. If the Participant has received the Agreement, the Plan or any other documents related to the PSUs translated into a language other than English, and to the extent the meaning of any term in the translated version is different than the English version, the English version will control. (p) Addendum to Agreement. Notwithstanding any provision of the Agreement to the contrary, the PSUs shall be subject to such special terms and conditions for the Participant’s country of residence (and country of employment, if different), as the Company may determine in its sole discretion, and which shall be set forth in an addendum to these terms and conditions (the “Addendum”). Further, if the Participant transfers residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application

10 of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the PSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Addendum shall constitute part of the Agreement. (q) Additional Requirements. The Company reserves the right to impose other requirements on the PSUs, any Shares acquired pursuant to the PSUs, and the Participant’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations, or to facilitate the administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing. 11. Non-Competition and Non-Solicitation. In consideration of this Award, Participant agrees and covenants not to: (a) During Participant’s employment and for 12 months following Participant’s termination of employment for any reason with the Company Group, Participant shall not directly or indirectly, in whole or in part, engage in any Competitive Activities within any geographic area in which Participant provided services for or otherwise impacted the Company Group. “Competitive Activities” includes contributing Participant’s knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern, or in any other similar capacity to an entity engaged in the same or similar Business – or undertake any planning or preparation to engage in the same or similar Business - as the Company Group. i. For purposes of this Section 11(a), “Business” means (1) the development, production, manufacture, sale, or distribution of plant-based ingredients for use in food and beverage products, animal nutrition products, industrial applications, beauty and home applications, and pharmaceutical applications. Ingredients include, but are not limited to, starches, modified starches, sugars, syrups, high intensity sweeteners, stevia-based sweeteners, hydrocolloids, fibers, flours, plant-based proteins, thickeners, fruit and vegetable essences, juices, and purees, as well as systems and blends containing any of the forgoing; and (2) the research and development of seeds and varieties of corn, tapioca, potato, stevia, and other agricultural raw materials by the Company Group. ii. Notwithstanding the above definition of Business, following Participant’s termination of employment with the Company Group for any reason, the definition of Business shall include those areas of the Business in which Participant, during the 12-month period before Participant’s termination of employment with the Company Group, performed services for the Company Group in that area of the Business. (b) Directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, encourage or induce the termination of employment of any employee of the Company Group during Participant’s employment and for 12 months following Participant’s termination of employment with the Company Group; and (c) Directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, text message, and instant message) attempt to contact or meet with the current, former, or prospective customers of the Company Group for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company Group during Participant’s employment with the Company Group and for a period of 12 months following Participant’s termination of employment with the Company Group.

11 (d) Notwithstanding the foregoing, to the extent Participant is a licensed attorney, nothing in Section 11(a) shall be interpreted to, or is intended to, restrict Participant’s ability to practice law or seek Participant’s agreement that Participant will take any action that conflicts with any ethical rights or obligations they have, or might have at the time Participant terminates employment with the Company Group, under any applicable rules of professional conduct regarding the restrictions on the right to practice law, including, without limitation, as generally outlined in Rule 5.6 of the ABA Model Rules of Professional Conduct, applicable to Participant as a licensed attorney. Section 11(a) applies to Participant’s performance of any business-related activities. (e) Notwithstanding the foregoing, if Participant primarily resides and works in California, the restrictions set forth in Sections 11 and 12 and their subparts shall not apply after Participant employment with the Company Group ends. However, any conduct relating to the solicitation of the Company Group’s customers or employees that involves the misappropriation of the Company Group’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times. (f) Notwithstanding the foregoing, if Participant primarily resides and works in Oklahoma or Minnesota the restrictions set forth in Section 11(a) and its subparts shall not apply after Participant’s employment with the Company Group ends. Notwithstanding the forgoing, if Participant primarily resides and works in North Dakota, the restrictions set forth in Section 11(a) and its subparts and Section 11(c) shall not apply after Participant’s employment with the Company Group ends. However, any conduct relating to the solicitation of the Company Group’s customers or employees that involves the misappropriation of the Company Group’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times. Notwithstanding the foregoing, if Participant primarily resides in Wyoming, Participant understands and acknowledges that the trade secret information that the restrictions in Section 11 and its subparts seeks to protect is consistent with the definition of Trade Secret under WY Stat § 6-3-501. (g) Participant agrees that the restrictions set forth in Section 11 and its subparts are no broader than necessary to protect the Company Group’s legitimate business interests, including, but not limited to, the Company Group’s trade secrets, confidential information, and customer goodwill. 12. Enforcement of Non-Competition and Non-Solicitation Restrictions. In the event of a breach or threatened breach by Participant of any of the covenants contained in Section 11: a. Any unvested portion of this Award shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Award Agreement of the Plan; b. If the Company pursues legal action to secure Participant’s compliance with Section 11 this Award Agreement, Participant will pay all reasonable attorneys’ fees, costs and expenses incurred by the Company Group in enforcing this Award Agreement. If under applicable law, the foregoing cannot be enforced without also Participant’s right to recover attorneys’ fees and costs if deemed the prevailing party, then the foregoing sentence shall not apply and both parties shall bear their own attorneys’ fees and costs instead. The Company Group shall be deemed the prevailing party if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified. c. Participant hereby consents and agrees that the Company Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate

12 remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.; and d. The running of the timer periods set forth in Section 11 shall be tolled during the period of any breach by Participant of Section 11 and during the period of any dispute involving the breach, applicability, scope, duration, or other aspect of any of the provisions of Sections 11 and 12, whether or not any party has filed a lawsuit, unless such provisions would invalidate this Award Agreement or is otherwise a violation of applicable law. The provisions of Section 11 shall remain in full force and effect for the duration of such breach or dispute, until the breach or dispute is fully and finally resolved by either (1) the written agreement of the parties to each such dispute or (2) a final, non-appealable order from a court of competent jurisdiction, at which point the time period of such provisions shall again commence running, unless such agreement or order (as applicable) expressly provides otherwise. 13. Acknowledgment and Right to Counsel. Participant acknowledges that prior to executing this Award Agreement, Participant received a copy of this Award Agreement in advance of the date Participant was expected to sign it. Participant read all of the provisions contained herein, including Sections 11 and 12 of this Award Agreement, and all questions Participant had about the Award Agreement were answered to their satisfaction. Participant understands that they have a right to consult with an attorney and acknowledge that they have been advised to consult with an attorney and provided to opportunity to see the advice of an attorney of Participant’s choice before signing this Award Agreement. Ingredion Incorporated * * * * *

13 Ingredion Incorporated Stock Incentive Plan Addendum to the Award Agreement This Addendum forms part of the Award Agreement relating to your Award. Your participation in the Plan is governed exclusively by the Plan and the Agreement (comprising the Notice of Grant, if applicable, and Award Agreement relating to your Award, including this Addendum), each as amended from time to time. This Addendum prevails in the event of any inconsistency with any other documents or communications relating to your participation in the Plan. Capitalized terms that are used without definition in the Addendum have the meanings given in the Plan and the Agreement, as applicable. In this Addendum, the term “Company Group” means the Company and its Subsidiaries and affiliates (or any member of the Company Group, as applicable), and the term “Shares” means shares of Common Stock. For the purposes of this Addendum, references to an Award include any form of equity granted under the Plan. You should review all the provisions in Part A below and also the provisions in Part B below that are specific to any jurisdiction which may be applicable to you. You should also review the Plan, the Agreement and any other documents or communications provided to you in connection with the Plan. Part A: Provisions Applicable to All Participants By participating in the Plan, you acknowledge and agree to each of the following provisions. Documentation You have read, understood and agree with the Plan and the Agreement, including any jurisdiction-specific notices in Part B below which may be applicable to you. No Public Offer The Plan is strictly limited to eligible Participants within the Company Group, as prescribed in the Plan. Rights under the Plan are personal and may not be transferred except in the limited circumstances prescribed in the Plan and the Agreement. The offer to participate in the Plan and any subsequent participation is not intended to constitute a public offer in any jurisdiction, nor intended for registration or regulation in any jurisdiction outside of the United States of America. You should keep all Plan-related documents confidential, and you may not reproduce, distribute or otherwise make public any such documents without the Company’s express written consent. If you have received any such documents and you are not the intended recipient, please disregard and destroy them. Transferability Any provisions permitting transfers to a third party in the Plan documents will not apply to you: (i) to the extent that the applicability of those provisions would affect the availability of relevant exemptions or tax favorable treatment; or (ii) otherwise in circumstances determined by the Company in its sole discretion

14 from time to time. Independent Advice Recommended The information provided by the Company Group or its service providers (including, without limitation, Plan administrators) in respect of the Plan does not take into account your individual circumstances, objectives, needs or financial situation and does not constitute legal, tax, investment or financial advice. Any tax or other information provided should therefore be considered guidance only, as relevant. The Plan benefits are in no way secured, guaranteed or warranted by the Company Group, and the Plan involves certain risks. You should exercise caution in relation to Plan offers and/or participation. You should obtain independent professional advice if you are in doubt about any of the contents of the Plan documents and before taking actions in relation to the Plan, and you acknowledge that you have been given adequate opportunity to obtain such advice. No Additional Entitlements The offer by the Company of participation in the Plan and similar benefits is strictly discretionary, and neither this nor your employment contract provides or implies any expectation or right in relation to: (i) your participation in the Plan or similar benefits in the future; (ii) the terms, conditions and amount of any Plan participation or similar benefits that the Company may decide to offer in the future; or (iii) your continued employment with the Company Group. The Company may at any time unilaterally modify, suspend or terminate the Plan and any similar benefits, and/or your participation in such benefits, at its entire discretion in accordance with the Plan documents. You acknowledge that you are not automatically entitled to the exercise of any discretion under the Plan in your favor, and that you do not have any claim or right of action in respect of any decision or omission which may operate to your disadvantage (even if such decision or omission is unreasonable, irrational or might otherwise be regarded as perverse or in breach of any duties). You accept that decisions made on behalf of the Company in respect of the Plan are final and binding in all respects. These provisions apply regardless of whether offers or participation in the Plan are regular and repeated or on a one-off or otherwise exceptional basis, and whether the Plan administration involves your Employer and/or its payroll. No Effect on Employment-Related Rights Any compensation you receive (whether on a regular and repeated basis or on a one-off or otherwise exceptional basis, and regardless of whether the administration of such compensation involves your Employer and/or its payroll) in connection with the Plan is not part of your base salary or wages. The forfeiture (including reduction, cancellation, clawback or recoupment) provisions relating specifically to your participation in the Plan are prescribed in the Plan and the Agreement. Such provisions are limited to your participation in the Plan alone, and nothing in the Plan documents and no aspect of your participation in the Plan: (i) will be taken into account (except to the extent otherwise required by applicable law) in determining your wages, salary, other remuneration or compensation, bonuses, long-service payments,

15 payments of any kind upon termination of your employment for any reason (whether or not found to be invalid, unlawful or in breach of employment laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any), pension or retirement arrangements and payments, or any similar payments to these or other employee benefits; or (ii) confers on you the right to continue as an employee of the Company Group. No Plan documents form part of your employment contract with your Employer, and they do not change in any way the terms of such contract. Any participation in the Plan is entirely voluntary and will have no impact on your employment or your career with the Company Group, either positive or negative. No Substantive Employer Involvement The Plan is offered and administered by the Company and not by your Employer (if different). All documents related to the Plan, including the Plan, the Agreement and the links by which you access these documents, originate from and are maintained by the Company. Electronic Communications All Plan-related documents and correspondence may be communicated and stored electronically using means which are secure, private and accessible to the relevant parties. You consent to the sole use of electronic communications and storage (including, without limitation, offer and acceptance) in connection with the Plan. You may, however, request that hard copies of any Plan-related documents be provided to you (free of charge) by contacting the Global Total Rewards team – total rewards@ingredion.com Data Protection You acknowledge that your personal data will be processed in accordance with each data privacy policy, notice and/or agreement that is applicable to you in connection with your employment. Risk Warnings Share price risk: there is a risk that Shares may fall as well as rise in value. Market forces will impact the price of Shares, and in the worst case, the market value of the Shares may become zero. You agree that the Company Group is not liable for any loss due to movements in Share value. Currency risk: if Shares are traded in a currency which is not the currency in your jurisdiction, the value of the Shares to you may also be affected by movements in the exchange rate. There may also be an exchange rate risk in relation to any Plan-related currency which is not the currency of your jurisdiction. You agree that the Company Group is not liable for any loss due to movements in the exchange rate or any charges imposed in relation to the conversion or transfer of currency. Insider Trading and Market Abuse You acknowledge that rules on dealing notification, insider trading and market abuse (including the terms of any relevant dealing policy) may apply to the Plan benefits and may prohibit or delay actions or decisions in relation to such benefits. You agree that you are solely responsible for compliance with such rules and

16 that the Company Group is not liable for any loss due to such rules or for any breaches of such rules by you. Exchange Control and Resale Obligations Under local exchange controls, currency controls or foreign asset reporting requirements, you may be subject to certain notification, approval and/or repatriation obligations with respect to Shares and any funds you may receive in connection with the Plan. Among other things, such obligations may affect your ability to hold Shares, bring Shares into your jurisdiction, reinvest dividends and receive any applicable dividends or dividend equivalents, Share sale proceeds and other payments in a local or foreign account. You may further be subject to local securities law and/or exchange control restrictions and other obligations on the resale of Shares. You agree that you are solely responsible for ensuring compliance with any such obligations that may apply to you in connection with the Plan, and the Company recommends that you obtain independent professional advice in this regard. In the event that you fail to comply with any such obligations, you agree that the Company Group is not liable in any way for resulting fines or other penalties. You further agree to take any and all actions, and consent to any and all actions taken by the Company Group, as may be deemed appropriate by the Company Group to enable compliance with any such obligations that may be applicable to you or the Company Group. Tax and Withholding You acknowledge and agree that: (i) all Plan benefits may be subject to tax and social security in the jurisdiction(s) where you are employed, reside or are otherwise subject to tax; (ii) the Company Group may withhold amounts in any Share and/or cash payments and make arrangements (including without limitation withholding Plan benefits, withholding other payments in any form that may be due to you, net settlement, ‘sell-to-cover’ arrangements and requiring you to make payments in any form to the Company Group or a relevant authority) as considered appropriate by the Company Group to meet any tax or social security liability. This may include withholding amounts at the locally applicable maximum rates. Your liability may also exceed any amounts withheld and paid on your behalf; (iii) you are responsible for and bear any liability for any personal tax and social security charges or similar payments due in relation to your participation in the Plan; and (iv) you indemnify the Company Group and agree to make any arrangements (including without limitation those described above) deemed appropriate by the Company Group in order to satisfy such payments and to effect any adjustments required in the event of over-payment or under- payment in respect of them. The Company Group does not warrant any particular tax treatment in relation to the Plan benefits and is not obliged to structure such benefits with the aim of achieving any particular tax treatment. Mobile Employees If you are a mobile employee, meaning that you are based in different jurisdictions during the course of

17 your employment and/or your participation in the Plan or that you are or may be subject to tax in more than one jurisdiction, you are strongly encouraged to inform the Company and to consult your personal tax adviser(s) regarding the tax treatment of any Plan benefits. You should also review the provisions in Part B below that are specific to each jurisdiction which may be applicable to you. If you transfer your residence and/or employment to another jurisdiction during the course of your participation in the Plan, the Company may in its sole discretion unilaterally determine that different or additional terms and conditions will apply to your participation in the Plan. This provision applies to the extent that any such terms and conditions are considered by the Company to be necessary or advisable in order to comply with local laws, rules and regulations, to facilitate the operation and administration of the Award and the Plan or to otherwise accommodate your transfer. English Language You accept that the Plan documents, including all related communications, may be in the English language only and it is possible that no translated or interpreted versions will be provided. The English version of such documents will always prevail in the event of any inconsistency with translated or interpreted documents. You agree that you are responsible for ensuring that you fully understand the Plan documents. Governing Law The Plan is governed as prescribed in the Plan and the Agreement, and you waive any entitlement to have any Plan-related disputes determined under an alternative jurisdiction except as required by applicable laws. Severability If any provision (in whole or in part) of this Addendum or the other Plan documents is to any extent illegal, otherwise invalid, or incapable of being enforced, that provision will be excluded to the extent (only) of such invalidity or unenforceability. All other provisions will remain in full effect and, to the extent possible, the invalid or unenforceable provision will be deemed replaced by a provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision. Adequate Information You certify that you: (i) have been given access to all relevant information and materials with respect to the operations and financial condition of the Company and your participation in the Plan; (ii) have read and understood such information and materials; (iii) are fully aware and knowledgeable of the terms and conditions of the Plan; and (iv) completely and voluntarily agree to the terms and conditions of the Plan.

18 Part B: Provisions Applicable to Participants in Particular Jurisdictions You are subject to the wording set out below in relation to each jurisdiction which is or may be applicable to you. Any relevant jurisdiction-specific provisions prevail in the event of any inconsistency with other provisions of this Addendum, your Award Agreement, or other Plan documents. This wording is based on the securities, exchange control and other laws that are understood to be in effect in the relevant jurisdictions as of January 2026. Such laws are often complex and change frequently and the wording does not take into account your individual circumstances. As a result, the Company strongly recommends that you do not rely on such information as your only source of information relating to the consequences of your participation in the Plan, and that you seek ongoing independent professional advice as appropriate. EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) Securities Laws. This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is Ingredion Incorporated. The Shares which are the subject of these rights are ordinary Shares in the Company. The Shares have the same rights to information, dividends and voting as other ordinary Shares. More information in relation to the Company including the share price can be found at the following web address: www.ingredion.com The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of Shares which are the subject of this offer is 5,000,000. ARGENTINA 1. Securities Laws. Your Award is being offered to you solely in your capacity as an employee of the Company and is not aimed at the general public. By receiving and accepting your Award, you are deemed to (i) acknowledge that the Company has not made, and will not make, any application to obtain an authorization from the Argentinian Securities and Exchange Commission (Comisión Nacional de Valores) for the public offering of the Awards or underlying Shares in Argentina nor has it taken any action that would permit a public offering of the underlying Awards or Shares in Argentina within the meaning of Argentine Capital Markets Law No. 26,831 (as amended), the Argentine Securities and Exchange Commission General Resolution No. 622/2013 (as amended and supplemented) and ancillary regulations; (ii) acknowledge that the Argentinian Securities and Exchange Commission has not approved the offering of the Awards or the underlying Shares nor any document relating to the offering; (iii) acknowledge the offer is being made on a private basis in accordance with Sub-title I, Chapter I, Title XX of the CNV Rules, and is exempt from the requirements applicable to a public offering; and (iv) agree that you will not sell or offer to sell the Awards or any Shares acquired upon settlement of your Award in Argentina within the following 6 months after acquisition if it is not a primary placement pursuant to section 17, of sub-title II, Chapter I, Title XX of the CNV Rules. Further, receipt and acceptance of the Plan documents shall constitute your agreement that the information contained in the Plan documents may not be (i) reproduced or used, in whole or in part, for any purpose whatsoever other than as a representation of your holding Awards or Shares, as applicable or (ii) furnished to or discussed with any person without the prior written permission from the Company.

19 2. Labor Law. Please be advised that your participation in the Plan is entirely voluntary. The Company does not guarantee any benefit or gain in connection with the Awards offered under the Plan. Furthermore, the benefits that could eventually arise from the Plan do not constitute a granted right for the future and may be amended, modified or terminated at any time. Legal, tax and accounting advice should be asked if needed, to completely understand the Plan effects and consequences. 3. Data Privacy. The Access to Public Information Agency, as the enforcing authority of Act 25.326, has the power to attend to the reports and claims from those whose rights are affected as a consequence of non-fulfilment of data protection provisions. (La Agencia de Acceso a la Información Pública, en su carácter de Órgano de Control de la Ley Nº 25.326, tiene la atribución de atender las denuncias y reclamos que interpongan quienes resulten afectados en sus derechos por incumplimiento de las normas vigentes en materia de protección de datos personales.) AUSTRALIA 1. Shareholder Approval Requirement. Notwithstanding any provision in the Award Agreement to the contrary, you will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company's affiliate in Australia is under no obligation to seek or obtain the approval of its shareholders for the purpose of overcoming any such limitation or restriction. 2. Corporations Act. The offer to participate in the Plan is made in reliance of Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). 3. Advice. Any advice given by the Company or any of its associated bodies corporate, in relation to Awards under the Plan is general advice and does not take into account your objectives, financial situation or needs. This document does not constitute investment advice and does not constitute financial product advice as defined in the Corporations Act 2001 (Cth) and the Company makes no recommendation about whether you should participate in this offer. You should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission. 4. Information. The Company undertakes, on request, at no charge and within a reasonable time, to provide you with a full copy of the rules of the Plan. 5. Share Price. As the Company’s Shares are listed on the New York Stock Exchange, the market price of ordinary Shares in the Company can be ascertained by visiting the website of the New York Stock Exchange (https://www.nyse.com/quote/XNYS:INGR) and the Australian dollar equivalent of that price by applying the prevailing USD/AUD exchange rate published by the Reserve Bank of Australia, which is accessible at the following link: http://www.rba.gov.au/statistics/frequency/exchange-rates.html. 6. Risk Warning. There is a risk that Shares, or their cash equivalent, awarded to you under the Plan may fall as well as rise in value through movement of equity markets. Market forces will impact the price of Shares awarded to you, and at their worst, market values of the Shares awarded to you may become zero if adverse market conditions are encountered. As the price of the Shares awarded to you is quoted in USD, the value of those Shares, or their cash equivalent, to you may also be affected by movements in foreign currency exchange rates.

20 7. Data Protection. If you participate in the Plan: You consent to Ingredion ANZ Pty Ltd., any of its related bodies corporate or any third-party, collecting the personal information (including sensitive information) necessary to administer the Plan and disclosing any personal information necessary to administer the Plan to that the Company, any of its related bodies corporate or any third-party engaged to assist in implementing the Plan, who may be situated in or outside Australia including in jurisdictions that may not afford your information the same level of protection as under Australian laws do; and Ingredion ANZ Pty Ltd. will not be required to take steps to ensure that the Company, any of its related bodies corporate or any third-party engaged to assist in implementing the Plan do not breach the Australian Privacy Principles. You acknowledge that neither the Company (nor any other company within the Company Group) will be required to take steps to ensure that any of its related bodies corporate or any third-party engaged to whom your personal information is disclosed do not breach data privacy principles. 8. Tax deferral. This is a scheme to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies, subject to the requirements in that Act. BELGIUM No country-specific provisions (in addition to the general EU/EEA provisions above). BRAZIL 1. Labor Law Acknowledgment. You agree that (i) the benefits provided under the Award Agreement and the Plan are the result of commercial transactions unrelated to your employment; (ii) the Award Agreement and the Plan are not a part of the terms and conditions of your employment; and (iii) the income from the exercise of the Award, if any, is not part of your remuneration from employment. 2. Securities Laws. The Awards and any securities granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (CVM). Therefore, the Awards and securities will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulations. 3. Risk Warning. If you are employed in Brazil, then by accepting your Award you agree and acknowledge that (i) neither your Employer nor any person or entity acting on behalf of your Employer has provided you with financial advice with respect to your Award or the Shares acquired upon settlement of your Award; and (ii) your Employer does not guarantee a specified level of return on your Award or the Shares. CANADA 1. Use of Previously Owned Shares. Notwithstanding any provision in the Award Agreement, Addendum or the Plan, if you are resident in Canada, you may not use previously owned Shares to pay any Tax-Related Items or other sums due in connection with the Award. 2. Settlement in Shares. Notwithstanding anything to the contrary in the Award Agreement, Addendum or the Plan, your Award shall be settled only in newly issued Shares (and may not be settled

21 in cash). 3. Securities Laws. In addition to any restrictions on resale and transfer noted in the Plan documents, Shares acquired pursuant to the Plan will be subject to certain restrictions on resale imposed by Canadian provincial securities laws (in general, if you are a resident in Canada you may not resell your Shares to Canadian purchasers). Accordingly, you are encouraged to seek legal advice prior to any resale of such Shares. You acknowledge and agree that you will only sell Shares acquired through participation in the Plan outside of Canada through the facilities of a stock exchange on which the Shares are listed. Currently, the Shares are listed on the New York Stock Exchange. By accepting your Award, you represent and warrant to the Company that your participation in the Plan is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable. 4. English Language. By accepting your Award, you acknowledge that you have expressly requested that all documents evidencing or relating in any way to the grant of the Award (including, for greater certainty, any confirmation or any notice) will be in the English language only. (Si vous êtes résident de Québec, vous reconnaissez, en acceptant l'allocation effectuée à votre profit, avoir expressément exigé que tous les documents relatifs à cette allocation ou s'y rapportant de quelque manière que ce soit (incluant, pour plus de certitude, toute confirmation ou tout avis) soient rédigés en anglais uniquement.) CHINA 1. Cash settlement. Notwithstanding any other provision of the Plan documents (including the Plan and this Agreement), your Award is only capable of being settled in cash. This means that your Award cannot be settled using Shares. 2. Administration. Neither the Company nor any of its Subsidiaries shall be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Award Agreement and the Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements. COLOMBIA 1. Securities Laws. The securities granted under the Plan are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the securities may not be offered to the public in Colombia. Nothing in the Plan documents should be construed as making a public offer of securities in Colombia. 2. Consent. You confirm that you understand the English language and therefore fully understand the content and consequences of participating in the Plan. You consent that all documents you receive in connection with the Plan will be in the English language only. Usted confirma que entiendo el idioma inglés y, por lo tanto, entiendo completamente el contenido y las

22 consecuencias de participar en el Plan. Usted consentimiento para que todos los documentos que reciba en relación con el Plan estén solo en inglés. FRANCE No country-specific provisions (in addition to the general EU/EEA provisions above). GERMANY No country-specific provisions (in addition to the general EU/EEA provisions above). GUATEMALA No country-specific provisions. INDIA Securities Laws. The securities described in the Plan documents are being offered only to a select number of qualifying employees of the Company, its Subsidiaries or any associated company. Such employees may not be acting on behalf of or as an agent for any other person. Securities under the Plan will not be available for subscription or purchase by any other person. INDONESIA The Awards do not constitute an offer or sale of securities in Indonesia and are being granted to fewer than 51 individuals in Indonesia. For the purposes of calculating the number of individuals, the offer and grant to Indonesian nationals outside of Indonesia shall be considered a grant in Indonesia. ITALY No country-specific provisions (in addition to the general EU/EEA provisions above). KENYA No country-specific provisions. MALAYSIA Securities Laws. If you are employed in Malaysia, you should note that the grant of Awards in Malaysia constitutes or relates to an 'excluded offer', 'excluded invitation' and 'excluded issue' pursuant to Sections 229 and 230 of the Malaysian Capital Markets and Services Act 2007. Copies of the Plan documents may have been delivered to the Securities Commission of Malaysia. The Plan documents do not constitute, and may not be used for the purpose of, a public offering or issue, offer for subscription or purchase, invitation to subscribe for or purchase of any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007. MEXICO 1. Commercial Relationship. You expressly recognize that your participation in the Plan and the Company’s grant of the Award does not constitute an employment relationship between you and the Company. You have been granted the Award as a consequence of the commercial relationship between

23 the Company and the Company’s affiliate in Mexico that employs you, and the Company’s local affiliate in Mexico is your sole Employer. Based on the foregoing, (a) you expressly recognize the Plan and the benefits you may derive from your participation in the Plan do not establish any rights between you and the Company’s affiliate in Mexico that employs you, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by the Company’s affiliate in Mexico that employs you, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company’s affiliate in Mexico that employs you. 2. Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan and the Agreement including this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the Plan at any time and without any liability. The value of the Award is an extraordinary item of compensation outside the scope of your employment contract, if any. The Award is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long- service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Employer. 3. Securities Laws. The Shares underlying your Award have not been registered with the National Register of Securities maintained by the Mexican Banking and Securities Commission and may not be offered or sold publicly in Mexico. The Plan documents may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing labor relationship with the Company Group and may not be reproduced or copied in any form. The offer contained in these materials is addressed solely to the present employees of the Company Group in Mexico and any rights under the Plan may not be assigned or transferred. The Shares underlying your Award will be offered pursuant to a private placement exception under the Mexican Securities Law. NETHERLANDS No country-specific provisions (in addition to the general EU/EEA provisions above). PERU 1. Labor Law Acknowledgement. By accepting the grant of the Award, you acknowledge, understand and agree that the Award is being granted ex gratia to you with the purpose of rewarding you. 2 Securities Laws. If you are employed in Peru, the following statement is hereby made part of the Plan documents: the Shares to be issued upon settlement of your Award have not been registered with the Public Register of the Securities Market maintained by the Peruvian Securities Market Superintendence (Superintendencia del Mercado de Valores - SMV), and may not be offered or sold publicly in Peru. In addition, the contents of the Plan documents have not been reviewed by any Peruvian regulatory authority. SINGAPORE Securities Laws. You acknowledge that no Plan documents have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Plan documents and any other document or material

24 in connection with the offer or sale, or invitation for subscription or purchase of the Shares used pursuant to the Plan may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision (other than Section 280) of Subdivision (4) of Division 1 of Part 13 of the Securities and Futures Act 2001 of Singapore (SFA). The Awards are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12 and FAA-N16). SOUTH AFRICA 1. Exchange Control Obligations. You are solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the Exchange Control Regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current Exchange Control Regulations. Neither the Company nor any of its Subsidiaries or affiliates will be liable for any fines or penalties resulting from your failure to comply with applicable laws. 2. Securities Laws and Acceptance of the Award. Neither the Award nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. THAILAND No country-specific provisions. UNITED ARAB EMIRATES This offer document is an Exempt Offer in accordance with the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rules. It must not be delivered to, or relied on, by any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with an Exempt Offer. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it and has no responsibility for it. The Securities to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this Exempt Offer document, you should consult an authorised financial advisor. UNITED KINGDOM

25 1. Securities Laws. This offer is being made to employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is Ingredion Incorporated. The Shares which are the subject of these rights are ordinary Shares in the Company. More information in relation to the Company including the share price can be found at the following web address: www.ingredion.com. The offer does not contravene the prohibition on public offers of relevant securities, as it falls within the general exception in paragraph 1 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (POATR) and additionally meets the conditions set out in paragraph 11 of Schedule 1 to POATR. The total maximum number of securities which are the subject of this offer is 5,000,000. 2. Advice. Nothing in the terms of the Awards or any communication issued to you in connection with the Awards is intended to constitute investment advice in relation to the Awards. If you are in any doubt as to whether to proceed in participating in this Plan or in connection with your own financial or tax position, you are recommended to seek advice from a duly authorized independent adviser. *Revised January 2026 * *